                                                                          Retail
















                             FLEMING COMPANIES, INC.

                            2002 STOCK INCENTIVE PLAN



--------------------------------------------------------------------------------

                      NON-QUALIFIED STOCK OPTION AGREEMENT

--------------------------------------------------------------------------------














Name:                                Grant Date:
Option Price:                        Exercise Date:                     25%
Shares Granted:                                                         50%
Expiration Date:                                                        75%
                                                                       100%

        THIS AGREEMENT WILL BE VOID UNLESS FULLY EXECUTED WITHIN TWENTY-
                  ONE (21) DAYS OF RECEIPT BY THE PARTICIPANT.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                        UNDER THE FLEMING COMPANIES, INC.
                            2002 STOCK INCENTIVE PLAN


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of this ____ day ______________, _____, at Lewisville, Texas by and between _______________ (hereinafter referred to as the "Participant"), and Fleming Companies, Inc. (hereinafter referred to as the "Company"):

                                  WITNESSETH:

         WHEREAS, the Participant is an "Eligible Associate" of the Company, as such term is defined in the Plan, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company and given incentive to perform while in the employ of the Company; and

         WHEREAS, as an ancillary part of this Option Agreement, it is also important to the Company to protect its legitimate business interests if the Participant leaves the employ of the Company; and

         WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Fleming Companies, Inc. 2002 Stock Incentive Plan" (the "Plan"); and

         WHEREAS, the Participant is a "Non-Executive Officer Participant" as such term is defined in the Plan, and the Regular Award Committee has made this Award as permitted by Section 3.1 of the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

         1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant Nonqualified Stock Options (the "Stock Options") to purchase all or any part of an aggregate of _______ shares of Common Stock under and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes. All capitalized terms used in this Option Agreement shall have the same meaning ascribed to them in the Plan unless specifically denoted otherwise. The purchase price per share for each share of Common Stock to be purchased hereunder shall be $__________ (the "Option Price").

         2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 8 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his/her Stock Options pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or of any one or more of the Subsidiaries of the Company) remains full-time and continuous at all times prior to any of the "Exercise Dates" set forth in this
Section 2,
then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in
Section 1 of this Option Agreement by the designated percentage set forth below.

Percent of Stock
Exercise Dates                                                Option Exercisable
--------------------------------------------------------------------------------
On or After ______________                                            25%

On or After ______________                                            50%

On or After ______________                                            75%

On or After ______________                                           100%

         3. TERM OF STOCK OPTION. Except as provided for in Section 4 of this Option Agreement, none of the Stock Options shall be exercisable more than ten years from the Date of Grant (the "Option Period").

         4. SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to the Stock Options, the following special rules shall apply:

                  (a) Exercise of Exercisable Stock Options on Termination of Employment. Except as provided to the contrary in the Plan or in this Option Agreement, if a Participant's employment with the Company, a Subsidiary or an Affiliated Entity is terminated during the Option Period for any reason other than death or retirement, he/she may exercise all or any portion of the Stock Options which are otherwise exercisable on the date of such termination at any time within three months from the date of termination; provided, however, that if the Participant should die during such three month period, the rights of his/her personal representative shall be as set forth in Section 4(b) of this Option Agreement.

                  (b) Exercise of Exercisable Stock Options on Termination of Employment Due to Death. If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity is terminated during the Option Period due to his/her death, the personal representative of the deceased Participant may exercise all or any portion of the Stock Options which are otherwise exercisable on the date of death within 12 months from the date of death.

                  (c) Exercise of Exercisable Stock Options on Termination of Employment Due to Retirement. If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity is terminated due to retirement in accordance with the Company's retirement policies, the Participant shall have a period of three years following his/her date of retirement to exercise the Stock Options which are otherwise exercisable on his/her date of retirement.

                  (d) Acceleration of Otherwise Unexercisable Stock Options on Termination of Employment. The Committee, in its sole discretion, may determine that upon termination of the employment of a Participant any and all Stock Options shall become automatically fully vested and immediately exercisable by the Participant or his/her personal representative as the case may be for whatever period following such termination as the Committee shall so decide.

                  (e) Acceleration of Options Upon Change of Control. Upon the occurrence of a Change of Control Event, any and all Stock Options will become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant.

         5. NON-TRANSFERABILITY OF STOCK OPTIONS. Except as provided in Section
9.3 of the Plan regarding certain limited transferability of Stock Options with the Committee's approval, Stock Options shall be transferable only by will or the laws of descent and distribution; however, no such transfer of the Stock Options by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

         6. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company or a Subsidiary, the Stock Options shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, any of the Subsidiaries, or any Affiliated Entities or interfere in any way with the right of the Company, any of the Subsidiaries or any Affiliated Entities to terminate such Participant's employment at any time.

         7. METHOD OF EXERCISING STOCK OPTION.

                  (a) Procedures for Exercise. The manner of exercising the Stock Options shall be by written notice to the Company at least two days before the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Options and the number of shares of Common Stock with respect to that portion of the Stock Options being exercised, and shall be signed by the person or persons so exercising the Stock Options. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall provide a book-entry registration or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices have been received.

                  (b) Form of Payment. Payment for shares of Common Stock purchased under this Option Agreement shall be made in full by the Participant in any manner specified in Section 6.2(b) of the Plan. No Common Stock shall be issued to the Participant until the Company receives full payment for the Common Stock purchased under the Stock Options which shall include any required state and federal withholding taxes. Withholding taxes may be paid by the Participant in any manner specified in Section 9.4 of the Plan.

                  (c) Further Information. In the event the Stock Options are exercised, pursuant to the foregoing provisions of this Section 7, by any person or persons other than the Participant in the event of the death of the Participant, the notice of election to exercise shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Options.

         8. SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Common Stock issued only upon compliance with the Securities Act of 1933, as amended, and any other applicable securities law, or pursuant to an exemption therefrom.

         9. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant or, in event of the death of the Participant, his/her personal representative shall be in writing and shall be mailed (U.S. Mail) by the Company to the Participant or his/her personal representative, as the case may be, at the then current address as maintained by the Company or such other address as the Participant or his/her personal representative may advise the Company in writing. All other notices shall be given by personal delivery to the Secretary of the Company or by registered or certified mail at his/her principal office or at such other address as the Company may hereafter advise the Participant or his/her personal representative, and it shall be deemed to have been given when they are so personally delivered or when they are deposited in the United States mail in an envelope addressed to the Company, properly stamped for delivery as a registered or certified letter.

         10. PROTECTION OF COMPANY'S BUSINESS AS CONSIDERATION. AS SPECIFIC CONSIDERATION TO THE COMPANY FOR THE STOCK OPTIONS, THE PARTICIPANT AGREES:

                  (a) LIMITATIONS ON COMPETITION. SUBJECT TO SUBSECTION (g), THE PARTICIPANT WILL NOT, WITHOUT THE COMPANY'S WRITTEN CONSENT, DIRECTLY OR INDIRECTLY, IN ASSOCIATION WITH OR AS A SHAREHOLDER, PRINCIPAL, AGENT, PARTNER, OFFICER, DIRECTOR, EMPLOYEE OR CONSULTANT OF ANY OTHER RETAIL CHAIN OR ANY SUBSIDIARY OR AFFILIATE OF ANY SUCH RETAIL CHAIN, ENGAGE IN THE BUSINESS OF THE RETAIL SALE OF FOOD AND RELATED PRODUCTS WITHIN THE STANDARD METROPOLITAN STATISTICAL AREAS (THE "SMSA'S") IN WHICH THE PARTICIPANT IS, AND/OR ON HIS/HER DATE OF TERMINATION/SEPARATION WAS, EMPLOYED BY THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES, OR IN WHICH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES DURING HIS/HER EMPLOYMENT IS, AND/OR ON HIS/HER DATE OF TERMINATION/ SEPARATION WAS, ACTIVELY SOLICITING BUSINESS.

                  (b) CONFIDENTIAL INFORMATION; NO DISPARAGING STATEMENTS. THE PARTICIPANT ACKNOWLEDGES THAT DURING THE COURSE OF THE PARTICIPANT'S EMPLOYMENT WITH THE COMPANY, A SUBSIDIARY OR AFFILIATED ENTITY, HE/SHE WILL HAVE ACCESS TO AND GAIN KNOWLEDGE OF HIGHLY CONFIDENTIAL AND PROPRIETARY INFORMATION AND TRADE SECRETS. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE MISUSE, MISAPPROPRIATION OR DISCLOSURE OF THIS INFORMATION COULD CAUSE IRREPARABLE HARM TO THE COMPANY, A SUBSIDIARY AND/OR AFFILIATED ENTITY, BOTH DURING AND AFTER THE TERM OF THE PARTICIPANT'S EMPLOYMENT. THEREFORE, THE PARTICIPANT AGREES, DURING HIS/HER EMPLOYMENT AND AT ALL TIMES THEREAFTER, HE/SHE WILL HOLD IN A FIDUCIARY CAPACITY FOR THE BENEFIT OF THE COMPANY, A SUBSIDIARY AND/OR AFFILIATED ENTITY AND WILL NOT DIVULGE OR DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER PERSON, FIRM OR BUSINESS, ALL CONFIDENTIAL OR PROPRIETARY INFORMATION, KNOWLEDGE AND DATA (INCLUDING, BUT NOT LIMITED TO, PROCESSES, PROGRAMS, TRADE "KNOW HOW," IDEAS, DETAILS OF CONTRACTS, MARKETING PLANS, STRATEGIES, BUSINESS DEVELOPMENT TECHNIQUES, BUSINESS ACQUISITION PLANS, PERSONNEL PLANS, PRICING PRACTICES AND BUSINESS METHODS AND PRACTICES) RELATING IN ANY WAY TO THE BUSINESS OF

         THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES, CUSTOMERS, SUPPLIERS, JOINT VENTURES, LICENSORS, LICENSEES, DISTRIBUTORS AND OTHER PERSONS AND ENTITIES WITH WHOM THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES DO BUSINESS ("CONFIDENTIAL DATA"), EXCEPT UPON THE COMPANY'S WRITTEN CONSENT OR AS REQUIRED BY HIS/HER DUTIES WITH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES, FOR SO LONG AS SUCH CONFIDENTIAL DATA REMAINS CONFIDENTIAL AND ALL SUCH CONFIDENTIAL DATA, TOGETHER WITH ALL COPIES THEREOF AND NOTES AND OTHER REFERENCES THERETO, SHALL REMAIN THE SOLE PROPERTY OF THE COMPANY, A SUBSIDIARY OR AFFILIATED ENTITY. THE PARTICIPANT AGREES, DURING HIS/HER EMPLOYMENT WITH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES AND AT ALL TIMES THEREAFTER, NOT TO MAKE DISPARAGING STATEMENTS ABOUT THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES OR THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, PRODUCTS OR SERVICES WHICH HE/SHE KNOWS, OR HAS REASON TO KNOW, ARE FALSE OR MISLEADING.

                  (c) NO SOLICITATION OF EMPLOYEES OR BUSINESS. THE PARTICIPANT AGREES THAT HE/SHE WILL NOT, EITHER DIRECTLY OR IN CONCERT WITH OTHERS, RECRUIT, SOLICIT OR INDUCE, OR ATTEMPT TO INDUCE, ANY EMPLOYEES OF THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES TO TERMINATE THEIR EMPLOYMENT WITH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES AND/OR BECOME ASSOCIATED WITH ANOTHER EMPLOYER. THE PARTICIPANT FURTHER AGREES THAT HE/SHE WILL NOT, EITHER DIRECTLY OR IN CONCERT WITH OTHERS, SOLICIT, DIVERT OR TAKE AWAY, OR ATTEMPT TO DIVERT OR TAKE AWAY, THE BUSINESS OF ANY OF THE CUSTOMERS OR ACCOUNTS OF THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES WITHIN THE SMSA'S IN WHICH THE PARTICIPANT IS, AND/OR ON HIS/HER DATE OF TERMINATION/SEPARATION WAS, EMPLOYED BY THE COMPANY OR ONE OF ITS SUBSIDIARIES OR AFFILIATED ENTITIES, OR IN WHICH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES DURING HIS/HER EMPLOYMENT IS, AND/OR ON HIS/HER DATE OF TERMINATION/SEPARATION WAS, ACTIVELY SOLICITING SUCH BUSINESS.

                  (d) TERM OF THE PARTICIPANT'S PROMISES UNDER THIS SECTION. THE PARTICIPANT AGREES THAT EXCEPT AS OTHERWISE PROVIDED IN SUBSECTION (b), HIS/HER PROMISES CONTAINED IN THIS SECTION 10 SHALL CONTINUE IN EFFECT DURING HIS/HER EMPLOYMENT WITH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES AND UNTIL THE FIRST ANNIVERSARY OF HIS/HER TERMINATION/SEPARATION.

                  (e) CONSEQUENCES OF BREACH OF LIMITATIONS ON COMPETITION AND/OR OTHER COMPETING EMPLOYMENT. SUBJECT TO SUBSECTION (g), IF AT ANY TIME WITHIN (i) THE TERM OF THIS OPTION AGREEMENT OR (ii) WITHIN ONE
         (1) YEAR FOLLOWING THE PARTICIPANT'S DATE OF TERMINATION/ SEPARATION, BUT ONLY IF SUCH TERMINATION/SEPARATION OCCURS ON A DATE WHICH IS PRIOR TO TEN (10) YEARS FROM THE DATE OF THIS OPTION AGREEMENT, OR (iii) WITHIN ONE (1) YEAR AFTER HE/SHE EXERCISES ANY PORTION OF THE STOCK OPTIONS, WHICHEVER IS LATEST, THE PARTICIPANT, WITHOUT THE COMPANY'S WRITTEN CONSENT, DIRECTLY OR INDIRECTLY, IN ASSOCIATION WITH OR AS A SHAREHOLDER, PRINCIPAL, AGENT, PARTNER, OFFICER, DIRECTOR, EMPLOYEE OR CONSULTANT OF ANY OTHER RETAIL CHAIN OR ANY SUBSIDIARY OR AFFILIATE OF ANY SUCH RETAIL CHAIN, ENGAGES IN THE BUSINESS OF THE RETAIL SALE OF FOOD AND RELATED PRODUCTS WITHIN THE SMSA'S IN WHICH THE PARTICIPANT IS, OR ON HIS/HER DATE OF TERMINATION/SEPARATION WAS, EMPLOYED BY THE COMPANY OR ONE OF ITS SUBSIDIARIES OR AFFILIATED ENTITIES, OR IN WHICH THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES DURING THE PARTICIPANT'S EMPLOYMENT IS, AND/OR ON HIS/HER DATE OF TERMINATION/SEPARATION WAS, ACTIVELY SOLICITING BUSINESS, THEN (iv) THE STOCK OPTIONS SHALL TERMINATE EFFECTIVE THE DATE THE PARTICIPANT ENTERS INTO SUCH ACTIVITY (UNLESS TERMINATED SOONER

         BY OPERATION OF ANOTHER TERM OR CONDITION OF THIS OPTION AGREEMENT OR THE PLAN), AND (v) ANY GAIN REPRESENTED BY THE FAIR MARKET VALUE (AS DEFINED IN THE PLAN) ON THE DATE THE PARTICIPANT EXERCISED ANY OF THE STOCK OPTIONS OVER THE OPTION PRICE, MULTIPLIED BY THE NUMBER OF SHARES THE PARTICIPANT PURCHASED (THE "OPTION GAIN"), SHALL BE PAID BY THE PARTICIPANT TO THE COMPANY WITHIN 30 DAYS OF WRITTEN NOTICE FROM THE COMPANY TO THE PARTICIPANT THAT SUCH PAYMENT IS DUE. THE OPTION GAIN SHALL BE CALCULATED WITHOUT REGARD TO ANY SUBSEQUENT MARKET PRICE DECREASE OR INCREASE. THIS SHALL BE IN ADDITION TO ANY INJUNCTIVE OR OTHER RELIEF TO WHICH THE COMPANY MAY BE ENTITLED UNDER SUBSECTION (f).

                  (f) CONSEQUENCES OF OTHER BREACHES OF THIS SECTION. THE PARTICIPANT ACKNOWLEDGES THAT DAMAGES WHICH MAY ARISE FROM ANY BREACH OF ANY OF HIS/HER PROMISES CONTAINED IN THIS SECTION 10 MAY BE IMPOSSIBLE TO ASCERTAIN OR PROVE WITH CERTAINTY. THE PARTICIPANT AGREES IF THE PARTICIPANT BREACHES ANY OF HIS/HER PROMISES CONTAINED IN THIS
         SECTION 10, IN ADDITION TO THE REMEDIES PROVIDED UNDER SUBSECTION (e), IF APPLICABLE, AND ANY OTHER LEGAL REMEDIES WHICH MAY BE AVAILABLE, THE COMPANY, ITS SUBSIDIARIES OR AFFILIATED ENTITIES (AS APPLICABLE) SHALL BE ENTITLED TO IMMEDIATE INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION, PENDING ARBITRATION UNDER SECTION 11 OR OTHERWISE, TO END SUCH BREACH, WITHOUT FURTHER PROOF OF DAMAGE.

                  (g) PERMITTED OWNERSHIP. NOTHING IN THIS SECTION 10 SHALL PROHIBIT THE PARTICIPANT FROM OWNING LESS THAN ONE PERCENT (1%) OF ANY COMPANY THAT IS PUBLICLY TRADED ON ANY NATIONAL SECURITIES EXCHANGE.

                  (h) SEVERABILITY AND REASONABLENESS. IF, AT ANY TIME, THE PROVISIONS OF THIS SECTION 10 SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE, BY REASON OF BEING VAGUE OR UNREASONABLE AS TO GEOGRAPHIC AREA, DURATION OR SCOPE OF ACTIVITY OR DUE TO ANY OTHER RESTRICTION OR LIMITATION, THIS SECTION 10 SHALL BE CONSIDERED DIVISIBLE AND SHALL BECOME AND BE IMMEDIATELY AMENDED TO ONLY SUCH GEOGRAPHIC AREA, DURATION AND SCOPE OF ACTIVITY AND/OR RESTRICTIONS OR LIMITATIONS AS SHALL BE DETERMINED TO BE REASONABLE AND ENFORCEABLE BY AN ARBITRATOR OR A COURT HAVING JURISDICTION OVER THE MATTER; AND THE PARTICIPANT AGREES THAT THIS SECTION 10 AS SO AMENDED SHALL BE VALID AND BINDING AS THOUGH ANY INVALID OR UNENFORCEABLE PORTION HAD NOT BEEN INCLUDED HEREIN. THE PARTIES AGREE THAT THE GEOGRAPHIC AREA, DURATION AND SCOPE OF THE LIMITATIONS AND THE RESTRICTIONS DESCRIBED IN SUBSECTIONS (a) THROUGH (e) ARE REASONABLE.

         11. ARBITRATION OF DISPUTES. Any disputes, claims or controversies between the Participant and the Company, its Subsidiaries or Affiliated Entities which may arise out of or relate to this Option Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Option Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Dallas, Texas unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The arbitrator(s) may, but will not be required, to award such damages or other monetary relief as either party might be entitled to receive from a court of competent jurisdiction. Nothing in this agreement to arbitrate shall preclude the Company from obtaining injunctive relief under Section 10(f) from a court of competent jurisdiction prohibiting any on-going breaches of the Option Agreement by the Participant pending arbitration. The arbitrator(s) may also award costs and attorneys' fees in connection with the arbitration to the prevailing party; however, in the arbitrator's(s') discretion, each party may be ordered to bear its/his/her own costs and attorneys' fees.

         12. CHOICE OF LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Option Agreement to the substantive law of another jurisdiction, except as superseded by applicable federal law and/or as provided in Section 11 hereof.

         IN WITNESS WHEREOF, the Company, through a duly authorized officer, and the Participant have executed this Option Agreement as of the day and year first above written.

COMPANY:                        FLEMING COMPANIES, INC., an Oklahoma corporation


                                By
                                  ----------------------------------------------
                                Scott M. Northcutt
                                Executive Vice President - Human Resources


PARTICIPANT:
                                ------------------------------------------------


I acknowledge that I received this Option Agreement on ___________________ [INSERT DATE OF RECEIPT] and executed it on ___________________ [INSERT DATE OF EXECUTION].